October 7, 1996



Sent Via Facsimile
----------------------

Mr. Mark A. Saturno
Balcor Management Services, Inc.
2355 Waukegan Road, Suite A200
Bannockburn, IL  60015

RE:  Purchase Contracts Regarding:
          Glades Apartments
          Granada Apartments
          Hollowbrook Apartments
          Palm View Apartments
          Plantation Apartments

Dear Mark:

     This letter shall confirm our conversation of today whereby Housing Systems acknowledged that they will be executing financing applications on the above referenced transactions and paying the appropriate application fees by October 8, 1996. Please acknowledge in the space provided below that, pursuant to Paragraph 8 "Financing Contingency", Seller agrees to waive the affidavit requirement and the Purchaser's earnest monies will not be at risk until the expiration of the Financing Contingency (on or before October 21, 1996).

     In addition, please confirm that the closing dates in the contracts are hereby extended until November 20, 1996.

     Thank you for your assistance. If you have any questions, please feel free to call me.

                                        Sincerely yours,

                                        HOUSING SYSTEMS, INC.

                                        /s/ Russell A. Greer

                                        Russell A. Greer
                                        Executive Vice President



AGREED TO AND ACKNOWLEDGED BY:   /s/ Mark A. Saturno        Date: 10/7/96
                              ---------------------------        ------------
                                 Mark A. Saturno
                                 Vice President
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